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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                   Computer Associates International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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                                EXPLANATORY NOTE

            Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on July 24, 2002 in connection with the solicitation of proxies for electing the Board of Directors of Computer Associates at the 2002 Annual Meeting of Computer Associates' stockholders.


                                      # # #


                  SANJAY KUMAR EMPLOYEE TELECAST JULY 24, 2002
                      RE SETTLEMENT WITH RANGER GOVERNANCE

            Hi, everyone. Thanks for taking a few minutes to join me as I speak with you about some very important news. As some of you might already know, this morning we announced, that based on an agreement we signed last night, Ranger Governance has agreed to withdraw its attempt to put on directors to the CA Board. In other words, they have essentially ended the proxy battle. This is very good news for CA, its employees, all of you, our customers and our shareholders for a very simple reason. It allows us, all of you and the management team, to get back to worrying about the business of the business, which is to do the right thing by customers and to build great value for shareholders, and to build a great company for all of us. It allows us to focus on doing the right thing without having to worry about the distractions of a proxy fight and without having somebody out in the marketplace having to, by design and by nature, say bad things about the Company. Those things go away, and I am very pleased that we were able reach this arrangement and get this done.

            Now, we have agreed that we would add one more independent director to our Board. And that, by the way, is a nominee of our choice. It will not be a Ranger candidate, and will not be one of the five Ranger people that Ranger was suggesting, nor will it be somebody else that they suggest. The CA Board and our Governance Committee, who is responsible for nominating members to our Board, will come up with a name, and we have agreed to add somebody to our Board sometime in the future; in all

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likelihood after the Annual Shareholder Meeting and probably before the end of the year, if the timing works out OK.

            We also, by the way, just to make sure that we have some peace of mind in the future and that we continue to focus on the business, have entered into an agreement with Sam Wyly, the co-founder and the principal financial backer of Ranger Governance. We've entered into an agreement with Mr. Wyly to make sure that his Non-Competition Agreement from Sterling Software is extended for a period of five years from now, and that in addition he enters into what is called a Standstill with respect to CA for five years, which means for five years from now, he will not be able to, or is precluded from, starting a proxy battle, starting a proxy contest, assisting others in some kind of a proxy matter, or doing things generally adverse to the Company. It allows us the opportunity to continue to build value, to focus on good results. And in reality, we are hoping that Ranger Governance and Mr. Wyly actually turn into CA supporters because they have come to understand the Company, I believe, from a whole different point of view in the last few months as they really dug in to understand what we are doing. This really is a good arrangement for us, and I am pleased that we were able to do it.

            By the way, there is a cost for this arrangement. It will cost our Company about $10,000,000 to do this in exchange for getting the Standstill and Non-Compete from Mr. Wyly. You should also know that a proxy contest runs about $10,000,000 - $15,000,000 in expenses for the Company, so in reality we are saving money for our shareholders, plus doing the right thing for them by allowing us to get back to business. So all around, I think it's a win-win deal.

            But most importantly, let me take this opportunity to thank you for your support. Many of you have written, called, stopped me in the hallway, stopped other people in the hallway, and have said you are behind us in supporting the Company just like you did last year, and you think all of us together are doing the right thing. The great enhancements we have made to our Company like Core Values, you know, broadening the focus of our Company, but at the same time narrowing the focus in the product section into the


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business units and the brand units, have all been terrific things. And many of those are from ideas that you all have had. With your ideas and your support like you have expressed in the last couple of months, I am confident that the future for us looks really, really good. Again I appreciate your support. I look forward to your comments and thoughts. I look forward to having the chance to speak with you very soon.

                                    # # #

                              IMPORTANT INFORMATION

We plan to file a definitive proxy statement with the Securities and Exchange Commission relating to our solicitation of proxies from our stockholders with respect to our 2002 annual meeting of stockholders. WE ADVISE YOU TO READ THIS PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Our definitive proxy statement and other relevant documents will be available for free at the Securities and Exchange Commission's Internet web site at www.sec.gov. You may also obtain a free copy of our definitive proxy statement, when it becomes available, and other relevant documents by writing to us at One Computer Associates Plaza, Islandia, New York 11749, or by visiting our Internet web site at www.ca.com. Detailed information regarding the names, affiliation and interest of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' stockholders is available in the soliciting materials on
Schedule 14A filed by Computer Associates with the SEC.